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                                                                    Exhibit 23q2

                                POWER OF ATTORNEY

          I, David H. Windley, a Trustee of the Lincoln Variable Insurance Products Trust ("Trust"), hereby revoke all Powers of Attorney authorizing any person to act as attorney-in-fact relative to the Trust and the series of Funds thereof, which were previously executed by me and do hereby severally constitute and appoint Rise C.M. Taylor and Cynthia A. Rose as my true and lawful attorneys-in-fact, with full power in each of them to sign for me, in my name and in the capacity indicated below, any and all amendments to Registration Statement No. 33-70742 filed with the Securities and Exchange Commission under the Securities Act of 1933, on behalf of the Trust, hereby ratifying and confirming my signature as it may be signed by any of our attorneys-in-fact to any such amendment to that Registration Statement. The Power of Attorney was signed by me to April 1, 2005.

Signature                                  Title
---------                                  -----


/s/ David H. Windley                       Trustee
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David H. Windley

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STATE OF INDIANA  )
                  ) SS:
COUNTY OF JACKSON )

     On this 1st day of April, 2005, before me, a Notary Public, in and for said county and state, personally appeared David H. Windley, known to me to be the person whose name is subscribed to the within instrument, and acknowledged to me that he executed the same.


                                              /s/ Crystal C. Self
                                              ----------------------------------
                                                         Notary Public

My Commission Expires: 1/1/09